                                                                    EXHIBIT 10.5

                   FIRST HALF 2002 SUCCESS BONUS PLAN SUMMARY
                   ------------------------------------------

         Nortel Networks SUCCESS Bonus Plan (the "SUCCESS Plan") is a short-term, incentive bonus plan that provides payment potential to eligible employees, twice per year, for their contributions to the success of Nortel Networks Corporation and its subsidiaries (collectively, the "Company"), conditioned on the Company meeting its objectives as determined by Nortel Networks Corporation's Board of Directors or applicable committee.

         The SUCCESS Plan is intended to drive business performance and customer and shareholder value by rewarding employees for their contributions to the Company's overall success. An employee's contribution is determined by two factors: (i) the impact of the employee's role on business results; and (ii) the employee's achievement of individual performance objectives in a six-month time period. The actual award received by an employee should reflect that employee's contribution and the job's scope, complexity, and responsibilities during the Plan Period and adjusted for corporate performance by the Nortel Networks Performance Factor (as described below). Each calendar year consists of two Plan Periods--the first, from January 1 through June 30 and the second, from July 1 through December 31.

         Any award to an individual, based on individual contribution and measures of corporate performance, is determined at the discretion of the Company.

ELIGIBILITY

         Generally, employees of the Company in professional/managerial job families are eligible to participate in the SUCCESS Plan, subject to certain exceptions, including: (i) employees who participate in other incentive plans, are ineligible for SUCCESS during the full calendar month(s) when they participate in the other incentive plan(s); (ii) students, co-op students, interns, and non-payroll workers are ineligible for SUCCESS; (iii) to be eligible for either a full or pro-rated payout for any given Plan Period, an employee must have been actively employed in a SUCCESS-eligible role for at least three full calendar months in that Plan Period, and he/she also must have been an active employee in an eligible role, or in a role that is eligible for another incentive payment, on or before April 1 and on June 30 (for the first Plan Period of the year) and on or before October 1 and on December 31 (for the second Plan Period of the year), provided that management may exercise its discretion to make exceptions to the "active employee" service requirement.

SUCCESS PAYMENTS

         SUCCESS payments will be based on the following formula:

         50% of Annual Base Salary as of a predetermined date before the end of the Plan Period x Award % x Nortel Networks Performance Factor.

         The final, total SUCCESS award payments for the Plan Period (reflecting all elements of the Nortel Networks Performance Factor) is recommended by the President and Chief Executive Officer of Nortel Networks Corporation and Nortel Networks Limited (the "President and CEO") and approved by the JLRC at the end of the Plan Period and shall reflect the Company's performance. The JLRC has the ultimate authority to determine if a payment will be made.

Annual Base Salary is the yearly regular compensation paid to an employee, excluding any other compensation, such as, but not limited to, bonuses, commissions, overtime, and relocation benefits.

Award % is the percentage of Annual Base Salary that is used to compute the SUCCESS award for each individual. Potentially, the Award % ranges from 0% to 400% of Annual Base Salary for all eligible jobs. For each Job Complexity Indicator, however, there is a suggested narrower award range, intended to reflect a trend in the market to give employees with higher levels of responsibility a higher incentive potential as a percentage of base salary.

Nortel Networks Performance Factor is calculated based on the achievement of key corporate objectives for the Plan Period, as approved by the JLRC at or around the start of each Plan Period. This Nortel Networks Performance Factor focuses on performance metrics, weightings, and specific targets to measure the achievement of key corporate objectives, such as profitability and sales revenue. Performance metrics are the general corporate goals for the Plan Period, such as profitability, market momentum, or customer loyalty.

DISCRETIONARY BONUS POOL

         For each Plan Period, the JLRC shall consider the creation of an additional Discretionary Bonus Pool to provide discretionary, incremental bonus payments to individuals or groups whose relative contribution has significantly added to the overall success of the Company. The distribution, if any, of the monies in this Discretionary Bonus Pool is wholly within the discretion of the President and CEO, subject to certain JLRC approvals required with respect to participation by officers of the Company and the maximum amount of such bonus payments.





                                       2